Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-133898, 333-121705, 333-119808, and 333-112932) of Maui Land & Pineapple Company, Inc. of our report dated March 31, 2008 relating to the financial statements of W2005 Kapalua/Gengate Hotel Holdings, LLC, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida

March 31, 2008